Exhibit 3.2
RESTATED
CERTIFICATE OF INCORPORATION
OF
WHITING PETROLEUM CORPORATION

Pursuant to Section 245 of the
Delaware General Corporation Law

Whiting Petroleum Corporation, (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify as follows:

(1)           The name of the Corporation is Whiting Petroleum Corporation.  The Corporation was originally incorporated under the name Whiting Petroleum Holdings, Inc.  The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on the 18th day of July, 2003.

(2)           This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the GCL.

(3)           This Restated Certificate of Incorporation restates and integrates and does not further amend the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore restated, amended or supplemented. There is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation

(4)           The text of the Amended and Restated Certificate of Incorporation is restated in its entirety as follows:

FIRST:                      Name.  The name of the Corporation is Whiting Petroleum Corporation (the “Corporation”).

SECOND:                 Agent for Service.  The address of the registered office of the Corporation in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle; and the name of its registered agent at such address shall be Corporation Trust Company.

THIRD:                     Purpose.  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH:                 Capital Stock.

(a)           Authorized Capital Stock.  The total number of shares of stock which the Corporation shall have authority to issue is 180,000,000 shares of capital stock, consisting of (i) 175,000,000 shares of common stock, each having a par value of $0.001 per share (the “Common Stock”), and (ii) 5,000,000 shares of preferred stock, each having a par value of $0.001 per share (the “Preferred Stock”).

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(b)           Common Stock.  The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:

(1)           No Cumulative Voting.  The holders of shares of Common Stock shall not have cumulative voting rights.

(2)           Dividends; Stock Splits.  Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(3)           Liquidation, Dissolution, etc.  In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively.

(4)           Merger, etc.  In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Common Stock shall be entitled to receive the same per share consideration on a per share basis.

(5)           No Preemptive or Subscription Rights.  No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(c)           Preferred Stock.  The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates (which may be fixed or variable), on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends  payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

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Pursuant to the authority conferred by this Article FOURTH, the following series of Preferred Stock are hereby provided for, with the number of shares included in each such series, and the designation, the voting and other powers, preferences, and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof fixed as stated and expressed with respect to each such series in the respective exhibit attached hereto as specified below and incorporated herein by reference:

Exhibit I:                      Series A Junior Participating Preferred Stock
Exhibit II:                     6.25% Convertible Perpetual Preferred Stock

(d)           Power to Sell and Purchase Shares.  Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.  Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

FIFTH:                      Directors.  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a)           Business and Affairs of the Corporation.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b)           Number of Directors.  The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation.

(c)           Classified Board of Directors.  The directors shall be divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.  The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors.  The term of the initial Class I directors shall terminate on the date of the 2004 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2005 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2006 annual meeting.  At each succeeding annual meeting of stockholders beginning in 2004, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.  As used in this Restated Certificate of Incorporation, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

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(d)           Term.  A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(e)           Vacancies; Removal.  Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director.  Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.  Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause, by the affirmative vote of the holders of at least seventy percent (70%) of the voting power of the Corporation’s then outstanding capital stock entitled to vote generally in the election of directors.  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

(f)           Power of the Directors.  In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SIXTH:                      Director Liability.  No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended.  If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended.  Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

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SEVENTH:                 Indemnification.  The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.  The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

EIGHTH:                    Special Stockholder Meetings.  Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called only by (a) the Chairman of the Board of Directors, if there be one, (b) the President or (c) a majority of the entire Board of Directors.  The ability of the stockholders to call a special meeting is hereby specifically denied.

NINTH:                      No Action by Written Consent.  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

TENTH:                      Place of Stockholder Meetings and Corporate Books.  Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide.  The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ELEVENTH:               Amendment of By-Laws.  In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws.  The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s By-Laws.  The Corporation’s By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least seventy percent (70%) of the voting power of the shares entitled to vote at an election of directors.

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TWELFTH:                Amendment of Certificate of Incorporation.  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Restated Certificate of Incorporation, the Corporation’s By-Laws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least seventy percent (70%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles FIFTH, SIXTH, EIGHTH, NINTH and ELEVENTH of this Restated Certificate of Incorporation or this Article TWELFTH.

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IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed on its behalf this 26th day of October, 2010.

By:	/s/ Bruce R. DeBoer
Name: Bruce R. DeBoer
Title: Vice President, General Counsel and Corporate Secretary

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Exhibit I

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK, $0.001 par value of
WHITING PETROLEUM CORPORATION

        The undersigned, Bruce R. DeBoer, the Vice President, General Counsel and Corporate Secretary of Whiting Petroleum Corporation (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Company by the Company’s Amended and Restated Certificate of Incorporation to issue shares of preferred stock in series by distinct designation by the Board of Directors of the Company, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors on February 23, 2006 adopted the following resolution creating a series of one million five hundred thousand (1,500,000) shares of preferred stock designated as Series A Junior Participating Preferred Stock:

        RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law, a series of Preferred Stock, $0.001 par value per share, of the Company be and it hereby is created, and that the designation and number of shares and relative rights and preferences thereof are as set forth below:

Terms of the Series A Junior Participating Preferred Stock,
$0.001 par value, of
Whiting Petroleum Corporation

Series A Junior Participating Preferred Stock

(1)           Designation and Amount.  There is hereby created a series of Preferred Shares that shall be designated as “Series A Junior Participating Preferred Stock”, par value $0.001 per share (the “Series A Preferred Stock”), and the number of shares constituting such series shall be 1,500,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation into Series A Preferred Stock.

(2)           Dividends and Distributions.

(A)           The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business days of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.  In the event the Corporation shall at any time after February 23, 2006 (the “Rights Declaration Date”) (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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(B)           The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

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(3)           Voting Rights.  The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)           Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           Except as otherwise provided herein, in any other resolution of the Board of Directors creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)           Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(4)           Certain Restrictions.

(A)           Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)           declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)           declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)           redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior to or on a parity with (both as to dividends or upon dissolution, liquidation or winding up) the Series A Preferred Stock; or

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(iv)           purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)           The Corporation shall not permit any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by the Corporation or otherwise controlled by the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

(5)           Reacquired Shares.  All shares of Series A Preferred Stock that shall at any time have been reacquired by the Corporation shall, after such reacquisition, have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

(6)           Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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(7)           Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination, share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time after the Rights Declaration Date (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(8)           No Redemption.  The shares of Series A Preferred Stock shall not be redeemable.

(9)           Amendment.  To the fullest extent permitted by applicable law, prior to such time as shares of Series A Preferred Stock are issued and outstanding, the Board of Directors may modify, amend, alter or revoke any of the number of shares of Series A Preferred Stock, the powers, preferences or special rights of the Series A Preferred Stock or the other terms of the Series A Preferred Stock.  From and after such time as shares of Series A Preferred Stock are issued and outstanding, the Amended and Restated Certificate of Incorporation of the Corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

(10)           Fractional Shares.  Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

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IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 23rd day of February, 2006.

/s/ Bruce R. DeBoer
Bruce R. DeBoer
Vice President, General Counsel and Corporate Secretary

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Exhibit II

CERTIFICATE OF DESIGNATIONS OF

6.25% CONVERTIBLE PERPETUAL PREFERRED STOCK

OF WHITING PETROLEUM CORPORATION

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

           WHITING PETROLEUM CORPORATION, a Delaware corporation (the “Company”), certifies that pursuant to the authority contained in Article FOURTH of its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Special Offering Committee, duly authorized by the Board of Directors of the Company, by resolution adopted by unanimous written consent, pursuant to Section 141(f) of the DGCL, on June 17, 2009, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that a series of preferred stock, par value $0.001 per share, of the Company be, and hereby is, created, and that the designation and number of shares thereof and the voting and other powers, preferences, and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as set forth below:

1.           Designation and Amount; Ranking

(a)           There shall be created from the 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company authorized to be issued pursuant to the Certificate of Incorporation (as herein defined), a series of preferred stock, designated as the “6.25% Convertible Perpetual Preferred Stock,” par value $0.001 per share (the “Convertible Preferred Stock”), and the designated number of shares of Convertible Preferred Stock shall be 3,450,000. Shares of Convertible Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted into shares of Common Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock.

(b)           The Convertible Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, ranks: (i) senior to all Junior Stock (as herein defined); (ii) on a parity, in all respects, with all Parity Stock (as herein defined); and (iii) junior to all Senior Stock (as herein defined), in each case as provided more fully herein.  The Company’s ability to issue any class or series of Senior Stock (or any security convertible into Senior Stock) shall be subject to Section 5(a)(v).

2.           Definitions. As used herein, the following terms shall have the following meanings:

(a)           “Accrued Dividends” shall mean, with respect to any share of Convertible Preferred Stock, as of any date, the accrued and unpaid dividends on such share from, and including, the most recent Dividend Payment Date (or June 23, 2009, if such date is prior to the first Dividend Payment Date) to, but not including, such date.

(b)           “Accumulated Dividends” shall mean, with respect to any share of Convertible Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends on such share from June 23, 2009 until the most recent Dividend Payment Date on or prior to such date.

(c)           “Additional Shares” shall have the meaning set forth in Section 4A.

(d)           “Affiliate” shall have the meaning ascribed to it, on the date hereof, under Rule 405 of the Securities Act.

(e)           “Agent Members” shall have the meaning set forth in Section 10(a).

(f)           “Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(g)           “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

(h)           “Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company.

(i)           “Certificated Convertible Preferred Stock” shall have the meaning set forth in Section 10(a)(iii).

(j)           “close of business” means 5:00 p.m. (New York City time).

(k)           “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by Pink Sheets LLC. In the absence of such a quotation, the Closing Sale Price shall be an amount determined in good faith by the Board of Directors, or a committee thereof, to be the fair value of the Common Stock.

(l)           “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company or any other capital stock of the Company into which such Common Stock shall be reclassified or changed.

(m)           “Company” shall mean Whiting Petroleum Corporation, a Delaware corporation.

(n)           “Continuing Directors” shall mean (i) individuals who on the date of original issuance of the Convertible Preferred Stock constituted the Board of Directors or (ii) any new directors whose election to the Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the Company’s directors then still in office (or a duly constituted committee thereof) who were either directors on the date of original issuance of the Convertible Preferred Stock or whose election or nomination for election was previously so approved.

(o)           “Conversion Date” shall have the meaning set forth in Section 7(b).

(p)           “Conversion Price” shall mean $43.4163, subject to adjustment as set forth in Section 7(d).

(q)           “Convertible Preferred Stock” shall have the meaning set forth in Section 1(a).

(r)           “DTC” or “Depository” shall mean The Depository Trust Company, or any successor depository.

(s)           “Dividend Payment Date” shall mean March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2009.

(t)           “Dividend Rate” shall mean the rate per annum of 6.25% per share of Convertible Preferred Stock on the Liquidation Preference.

(u)           “Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the March 1, June 1, September 1 or December 1 immediately preceding such Dividend Payment Date.

(v)           “Effective Date” shall mean the date on which a Fundamental Change event occurs.

(w)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(x)           “Ex-Date,” when used with respect to any issuance or distribution, on the Common Stock or any other securities, means the first date on which the Common Stock or such other securities trade without the right to receive such issuance or distribution.

(y)           “Expiration Date” shall have the meaning set forth in Section 4(b).

(z)           “Fundamental Change” shall mean the occurrence of any of the following:

(1)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions) other than the Company or any of its subsidiaries, is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction, of 50% or more of the total voting power of all classes of the Company’s Voting Stock;

(2)           the Company consolidates with, or merges with or into, another person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any person consolidates with or merges with or into the Company, or the Company conveys, transfers, leases or otherwise disposes of all or substantially all of the Company’s assets to any person (other than a direct or indirect wholly owned subsidiary of the Company’s), other than:

(A)           any transaction pursuant to which the holders of the Company’s capital stock immediately prior to the transaction collectively have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of Voting Stock of the continuing or surviving person immediately after the transaction; or

(B)           any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

(3)           the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors;

(4)           the Company approves a plan of liquidation or dissolution; or

(5)           the Common Stock ceases to be listed on a national or regional securities exchange or quoted on the New York Stock Exchange or an over-the-counter market in the United States.

For purposes of the foregoing, beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a person shall be deemed to own any securities that such person has a right to acquire, whether such right is exercisable immediately or only after the passage of time. The term “person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

Notwithstanding the foregoing, a Fundamental Change will be deemed not to have occurred in the case of a merger or consolidation if (i) at least 90% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of common stock of a United States company traded on a national securities exchange (or which will be so traded when issued or exchanged in connection with such transaction) and (ii) as a result of such transaction or transactions the shares of Convertible Preferred Stock become convertible into such common stock.

(aa)           “Fundamental Change Notice” shall have the meaning set forth in Section 4(a).

(bb)           “Global Convertible Preferred Stock” shall have the meaning set forth in Section 10(a)(i).

(cc)           “Holder” or “holder” shall mean a holder of record of the Convertible Preferred Stock.

(dd)           “Issue Date” shall mean June 23, 2009, the original date of issuance of the Convertible Preferred Stock.

(ee)           “Junior Stock” shall mean all classes of the Company’s Common Stock, the Series A Junior Preferred Stock and each other class of capital stock or series of preferred stock established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Convertible Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(ff)           “Liquidation Preference” shall mean, with respect to each share of Convertible Preferred Stock, $100.

(gg)           “Make-Whole Premium” shall have the meaning set forth in Section 4A.

(hh)           “Market Value” shall mean the average of the per share volume-weighted average prices of the Common Stock for each day during a 10 consecutive Trading Day period ending immediately prior to the date of determination, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WLL.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on each such Trading Day (or if such volume-weighted average price is unavailable on any such Trading Day, the Closing Sale Price shall be used for such Trading Day).  The per share volume-weighted average price on each such Trading Day shall be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

(ii)           “Officer” shall mean the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

(jj)           “Officers’ Certificate” shall mean a certificate signed by two Officers.

(kk)           “opening of business” means 9:00 a.m. (New York City time).

(ll)            “Parity Stock” shall mean any class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Convertible Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(mm)           “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(nn)           “Preferred Stock” shall have the meaning set forth in Section 1(a).

(oo)           “Purchased Shares” shall have the meaning set forth in Section 7(d)(v).

(pp)           “Reference Property” shall have the meaning set forth in Section 7(h).

(qq)           “SEC” or “Commission” shall mean the Securities and Exchange Commission.

(rr)           “Securities Act” shall mean the Securities Act of 1933, as amended.

(ss)           “Senior Stock” shall mean each class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Convertible Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(tt)           “Series A Junior Preferred Stock” shall mean the 1,500,000 shares of preferred stock previously designated by the Company as Series A Junior Participating Preferred Stock, par value $0.001 per share, which will be issued upon the exercise of the Company’s preferred share purchase rights.

(uu)           “Stock Price” shall mean (i) if holders of the Common Stock receive only cash in the transaction constituting a Fundamental Change, the cash amount paid per share or (ii) otherwise, the average of the Closing Sale Prices of the Common Stock on the five Trading Days prior to but not including the Effective Date.

(vv)           “Trading Day” shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which Common Stock is then traded.  If the Common Stock is not so listed or traded, “Trading Day” means a Business Day.

(ww)           “Transaction” shall have the meaning set forth in Section 7(h).

(xx)           “Transfer Agent” shall mean Computershare Trust Company, N.A., acting as the Company’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Convertible Preferred Stock. The Company may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent; provided that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

(yy)           “Trigger Event” shall have the meaning set forth in Section 7(d)(ix).

(zz)           “Voting Stock” of any Person shall mean the capital stock of such Person that is at the time entitled, without regard to the occurrence of any contingency, to vote in the election of the board of directors (or comparable governing body) of such Person.

(aaa)           “Voting Rights Class” shall have the meaning set forth in Section 5(a)(i).

(bbb)           “Voting Rights Triggering Event” shall mean dividends on the Convertible Preferred Stock being in arrears and unpaid with respect to six or more quarterly dividend payment periods (whether or not consecutive).

3.           Dividends.

(a)           Holders of shares of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available for payment, cumulative dividends at the Dividend Rate (equivalent to $6.25 per annum per share).  Dividends on the Convertible Preferred Stock shall be payable quarterly in arrears at the Dividend Rate, and shall accumulate, whether or not earned or declared, from the most recent date to which dividends have been paid, or if no dividends have been paid, from June 23, 2009 (whether or not in any dividend period or periods there shall be funds of the Company legally available for the payment of such dividends), and may be paid in cash or in Common Stock as provided pursuant to Section 3A. Dividends payable for each full dividend period shall be computed by dividing the annual payment at the applicable Dividend Rate by four and shall be payable in arrears on each Dividend Payment Date (commencing on September 15, 2009) for the quarterly period ending immediately prior to such Dividend Payment Date, to the holders of record of Convertible Preferred Stock as they appear on the Company’s stock register at the close of business on the relevant Dividend Record Date. Accumulations of dividends on shares of Convertible Preferred Stock shall not bear interest. Dividends payable for any period less than a full dividend period (based upon the number of days elapsed during the period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)           No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum or number of shares of Common Stock have been set apart for the payment of such dividend, upon all outstanding shares of Convertible Preferred Stock.

(c)           No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by the Company or on behalf of the Company (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless all Accumulated Dividends shall have been or contemporaneously are declared and paid, or are declared and a sum or number of shares of Common Stock sufficient for the payment thereof is set apart for such payment, on the Convertible Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the preceding, if full dividends have not been paid on the Convertible Preferred Stock and any Parity Stock, dividends may be declared and paid on the Convertible Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Convertible Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Convertible Preferred Stock and such other Parity Stock bear to each other.

(d)           Holders of shares of Convertible Preferred Stock shall not be entitled to any dividends on the Convertible Preferred Stock, whether payable in cash, property or stock, in excess of full cumulative dividends.

(e)           The holders of shares of Convertible Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following that Dividend Record Date or the Company’s default in payment of the dividend due on that Dividend Payment Date. However, shares of Convertible Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount of cash equal to the dividend payable on such shares on that Dividend Payment Date (assuming such dividend is payable in cash whether or not the Company has elected to pay all or a portion of such dividend in shares of Common Stock). A holder of shares of Convertible Preferred Stock on a Dividend Record Date who (or whose transferee) surrenders any shares for conversion on the corresponding Dividend Payment Date shall receive the dividend payable by the Company on the Convertible Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Convertible Preferred Stock for conversion. Except as provided in Section 7, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon conversion.

3A.           Method of Payment of Dividends

(a)           Subject to the restrictions set forth herein, dividends on the Convertible Preferred Stock may be paid:

(i)     in cash;

(ii)                by delivery of shares of Common Stock; or

(iii)                through any combination of cash and Common Stock.

(b)           If the Company elects to make any such payment, or any portion thereof, in shares of Common Stock, such shares shall be valued for such purpose, in the case of any dividend payment, at 97% of the Market Value as determined on the second Trading Day immediately prior to the Dividend Record Date for such dividend.

(c)           The Company shall make each dividend payment on the Convertible Preferred Stock in cash, except to the extent the Company elects to make all or any portion of such payment in shares of the Common Stock.  The Company shall give Holders notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in Common Stock 15 Business Days prior to the Dividend Record Date for such dividend.

(d)           Notwithstanding the foregoing, the Company shall not pay any portion of a dividend on the Convertible Preferred Stock by delivery of Common Stock unless the Common Stock to be delivered as payment therefor is freely transferable under United States securities laws by the recipient without further action on its behalf, other than by reason of the fact that such recipient is the Company’s Affiliate, or a shelf registration statement relating to that Common Stock has been filed with the SEC and is effective to permit the resale of that Common Stock by the holders thereof.

4.           Special Rights Upon a Fundamental Change.

(a)           The Company must give notice (a “Fundamental Change Notice”) of each Fundamental Change to all record Holders of the Convertible Preferred Stock, by the later of 20 Business Days prior to the anticipated Effective Date (determined in good faith by the Board of Directors) of the Fundamental Change and the first public disclosure by the Company of the anticipated Fundamental Change.

(b)           If a Holder converts its Convertible Preferred Stock at any time beginning at the opening of business on the Trading Day immediately following the Effective Date of such Fundamental Change and ending at the close of business on the 30th Trading Day immediately following such Effective Date (the “Expiration Date”), the Holder shall automatically receive a number of shares of Common Stock equal to the greater of:

(i)         (A) a number of shares of Common Stock, as calculated pursuant to Section 7 (with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9) plus (B) the Make-Whole Premium, if any, pursuant to Section 4A; and

(ii)         a number of shares of Common Stock calculated by reference to an adjusted Conversion Price equal to the greater of (A) the Market Value as of the Effective Date and (B) $24.63 (the latter being subject to adjustment in the same manner as the Conversion Price is adjusted pursuant to Section 7(d)).

(c)           In lieu of issuing the number of shares of Common Stock issuable upon conversion pursuant to Section 4(b), the Company may, at its option, make a cash payment equal to the Market Value for each such share of Common Stock otherwise issuable upon conversion, based on the Market Value determined for the period ending on the Effective Date.

(d)           On or before the Expiration Date, each holder of shares of Convertible Preferred Stock wishing to exercise its conversion right pursuant to this Section 4 shall  surrender the certificate or certificates representing the shares of Convertible Preferred Stock to be converted in the manner and at the place designated in the Fundamental Change Notice, and on such date the cash or shares of Common Stock due to such holder shall be delivered to the Person whose name appears on such certificate or certificates as the owner thereof and the shares of Convertible Preferred Stock represented by each surrendered certificate shall be returned to authorized but unissued shares of Preferred Stock.

(e)           Upon surrender (in accordance with the notice described in Section 4(f)) of the certificate or certificates representing any shares of Convertible Preferred Stock to be so converted (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be converted by the Company at the adjusted Conversion Price, if applicable, as described in Section 4(b) or shall be cancelled by the Company and cash paid pursuant to Section 4(c).

(f)           The Fundamental Change Notice shall be given by first-class mail to each record holder of shares of Convertible Preferred Stock, at such holder’s address as the same appears on the books of the Company. Each such notice shall state a) the anticipated Effective Date; b) that the Expiration Date is the 30th Trading Day immediately following the Effective Date; c) the name and address of the Transfer Agent; d) the procedures that holders must follow to exercise the Fundamental Change Option; and e) whether the Company will issue shares of Common Stock or pay cash upon conversion in connection with a Fundamental Change.

4A.           Determination of the Make-Whole Premium.

(g)           If a Holder elects to convert its shares of Convertible Preferred Stock upon the occurrence of a Fundamental Change, the Company shall be required to deliver to such Holder, in addition to a number of shares of Common Stock calculated pursuant to Section 7(a) (with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9), an additional number of shares of Common Stock per share of Convertible Preferred Stock so converted (the “Additional Shares” or the “Make-Whole Premium”) upon conversion, if any, set forth below in this Section 4A.

(h)           The Company shall only be required to deliver the Make-Whole Premium with respect to shares of Convertible Preferred Stock surrendered for conversion from and after the opening of business on the Trading Day immediately following the Effective Date of the Fundamental Change until the close of business on the 30th Trading Day following such Effective Date.

(i)           The number of Additional Shares shall be determined by reference to the table below, based on the Effective Date of the Fundamental Change and the Stock Price.

Effective Date	Stock Price(1)
	$36.95	$40.00	$43.00	$48.00	$52.00	$56.00	$60.00	$70.00	$80.00	$90.00	$100.00	$125.00	$150.00
June 23, 2009	0.4030	0.3723	0.3464	0.3103	0.2864	0.2660	0.2482	0.2128	0.1862	0.1655	0.1489	0.1191	0.0973
June 15, 2010	0.4030	0.3607	0.3279	0.2897	0.2595	0.2372	0.2195	0.1849	0.1595	0.1399	0.1242	0.0960	0.0772
June 15, 2011	0.4030	0.2948	0.2609	0.2254	0.1966	0.1771	0.1633	0.1372	0.1187	0.1044	0.0931	0.0727	0.0591
June 15, 2012	0.4030	0.2291	0.1865	0.1491	0.1156	0.0972	0.0878	0.0726	0.0626	0.0549	0.0488	0.0377	0.0305
June 15, 2013 and thereafter	0.4030	0.1967	0.1443	0.0900	0.0203	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(1)  The Stock Prices set forth in the table shall be adjusted as of any date on which the Conversion Price of the Convertible Preferred Stock is adjusted pursuant to Section 7 in the same proportion as the Conversion Price is so adjusted and in such event, the number of Additional Shares shall be adjusted in inverse proportion to the adjustment to the Conversion Price.

(j)           The exact Stock Price and Effective Date may not be set forth on the table above, in which case:

(i)         if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the Make-Whole Premium shall be determined by straight-line interpolation between Make-Whole Premium amounts set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year;

(ii)         if the Stock Price is in excess of $150.00 per share (subject to adjustment in the same manner as the Stock Price), no Make-Whole Premium will be paid; and

(iii)         if the Stock Price is less than or equal to $36.95 per share (subject to adjustment in the same manner as the Stock Price), no Make-Whole Premium will be paid.

5.           Voting.

(a)           The Holders of Convertible Preferred Stock shall have no voting rights except as set forth below or as otherwise required by Delaware law from time to time:

(i)         If and whenever at any time or times a Voting Rights Triggering Event occurs, then the holders of shares of Convertible Preferred Stock, voting as a single class with any other preferred stock or preference securities having similar voting rights that are exercisable (together, the “Voting Rights Class”), shall be entitled at the next regular or special meeting of stockholders of the Company to elect two additional directors to the Board of Directors. Upon the election of any such additional directors, the number of directors that comprise the Board of Directors shall be increased by such number of additional directors.

(ii)         Such voting rights may be exercised at a special meeting of the Company’s stockholders, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of Convertible Preferred Stock shall have been paid in full, at which time or times such voting rights and the term of the directors elected pursuant to Section 5(a)(i) shall terminate.

(iii)         At any meeting at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of shares of Convertible Preferred Stock constituting a majority of the shares of Convertible Preferred Stock present at such meeting, in person or by proxy, shall be sufficient to elect any such director.

(iv)         Any director elected pursuant to the voting rights created under this Section 5(a) shall hold office until the next annual meeting of stockholders (unless such term was previously terminated pursuant to Section 5(a)(ii)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or if there be no such remaining director, by the holders of shares of the Voting Rights Class at the next annual meeting of stockholders. Upon any termination of such voting rights, the term of office of all directors elected pursuant to this Section 5 shall terminate.

(v)         So long as any shares of Convertible Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Convertible Preferred Stock voting or consenting, as the case may be, separately as one class, i) create, authorize or issue any class or series of Senior Stock (or any security convertible into Senior Stock) or (B) amend the Certificate of Incorporation by merger or otherwise so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Convertible Preferred Stock, provided that for avoidance of doubt, Holders of Convertible Preferred Stock shall not be entitled to vote with respect to any merger or similar transaction contemplated by Section 7(h) where the provisions thereof are complied with by either the Company or the surviving or resulting Person if such transaction does not otherwise amend the terms of the Convertible Preferred Stock in a manner that would affect adversely the rights of Holders of the Convertible Preferred Stock.

(vi)         In exercising the voting rights set forth in this Section 5(a), each share of Convertible Preferred Stock shall be entitled to one vote.

(b)           The Company may authorize, increase the authorized amount of, or issue any class or series of Parity Stock or Junior Stock, without the consent of the holders of the Convertible Preferred Stock, and in taking such actions the Company shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Convertible Preferred Stock.

6.           Liquidation Rights.

(a)           In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each holder of shares of Convertible Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders the Liquidation Preference plus Accumulated Dividends and Accrued Dividends thereon in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, on Common Stock.

(b)           Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 6.

(c)           After the payment to the holders of the shares of Convertible Preferred Stock of full preferential amounts provided for in this Section 6, the holders of Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

(d)           In the event the assets of the Company available for distribution to the holders of shares of Convertible Preferred Stock upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Convertible Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which holders of all Convertible Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

7.           Conversion.

(a)           Each holder of Convertible Preferred Stock shall have the right, at any time, at its option, to convert, subject to the terms and provisions of this Section 7, any or all of such holder’s shares of Convertible Preferred Stock into such whole number of fully paid and nonassessable shares of Common Stock as is equal, subject to Section 7(h), to the product of f) the number of shares of Convertible Preferred Stock being so converted and g) the quotient of the Liquidation Preference divided by the Conversion Price in effect on the Conversion Date.

(b)           The conversion right of a holder of Convertible Preferred Stock shall be exercised by the holder by the surrender to the Company of the certificates representing shares to be converted at any time during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent to be maintained by it, accompanied by (i) written notice to the Company in the form of Exhibit B hereto that the holder elects to convert all or a portion of the shares of Convertible Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued, (ii) (if so required by the Company or its duly appointed Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or its duly appointed Transfer Agent duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(j), and (iii) any payment required pursuant to Section 3(e).  The date on which a Holder complies with the procedures in this clause (b) is the “Conversion Date.”  If shares of the Company’s Common Stock are to be delivered, a stock certificate or certificates, will be delivered to the holder, or in the case of global certificates, a book-entry transfer through DTC will be made by the Transfer Agent.  Such delivery will be made as promptly as practicable, but in no event later than three business days following the Conversion Date.

(c)           Immediately prior to the close of business on the Conversion Date with respect to a conversion, a converting holder of Convertible Preferred Stock shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder’s Convertible Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such holder. On the date of any conversion, all rights with respect to the shares of Convertible Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of whole shares of Common Stock into which such shares of Convertible Preferred Stock have been converted (with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9); (ii) receive a Make-Whole Premium, if any, payable upon a Fundamental Change, in accordance with Section 4A; and (iii) exercise the rights to which they are thereafter entitled as holders of Common Stock.

(d)           The Conversion Price shall be subject to the following adjustments (except as provided in Section 7(e)):

(i)         If the Company pays a dividend (or other distribution) in shares of Common Stock to all holders of the Common Stock, then the Conversion Price in effect immediately following the record date for such dividend (or distribution) shall be divided by the following fraction:

OS1
OS0
where

OS0 = the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution; and

OS1 = the sum of (A) the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution and (B) the total number of shares of Common Stock constituting such dividend.

(ii)         If the Company issues to all holders of shares of the Common Stock rights, options or warrants entitling them, for a period of not more than 60 days from the date of issuance of such rights, options or warrants, to subscribe for or purchase shares of Common Stock at less than the Market Value determined on the Ex-Date for such issuance, then the Conversion Price in effect immediately following the close of business on the Ex-Date for such issuance shall be divided by the following fraction:

OS0 + X
OS0 + Y
where

OS0 = the number of shares of Common Stock outstanding at the close of business on the record date for such issuance;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Market Value determined as of the Ex-Date for such issuance.

To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would have then been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price shall not be adjusted until such triggering events occur.  In determining the aggregate offering price payable for such shares of Common Stock, the Conversion Agent shall take into account any consideration received for such rights, options or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(iii)         If the Company subdivides, combines or reclassifies the shares of Common Stock into a greater or lesser number of shares of Common Stock, then the Conversion Price in effect immediately following the effective date of such share subdivision, combination or reclassification shall be divided by the following fraction:

OS1
OS0
where

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, combination or reclassification; and

OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, combination or reclassification.

(iv)         If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash that is distributed in a Transaction (as defined in Section 7(h)) or as part of a spin-off referred to in subsection (vi) below, (b) any dividend or distribution, in connection with the Company’s liquidation, dissolution, or winding up, and (c) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then, in each event, the Conversion Price in effect immediately following the record date for such distribution shall be divided by the following fraction:

SP0
SP0 – C
where

SP0 = the average Closing Sale Price over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend; and

C = the cash amount per share of Common Stock of the dividend.

In the event that a dividend described in this clause (iv) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend, to the Conversion Price that would then be in effect if such dividend had not been declared.

(v)         If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock that involves the payment of consideration with a value per share of Common Stock exceeding the average Closing Sale Price of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then the Conversion Price in effect at the close of business on the last Trading Day of such period shall be divided by the following fraction:

AC + (SP0 x OS1)
OS0 x SP0
Where

SP0 = the average Closing Sale Price over the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn (the “Purchased Shares”);

OS1 = the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, less any Purchased Shares; and

AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Company, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

Except as set forth in the preceding paragraph, if the application of this clause (v) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this clause (v).

(vi)         If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock (other than Common Stock) or other assets (including securities, but excluding any dividend or distribution referred to in clauses (i) or (iv) above; any rights or warrants referred to in clause (ii) above; any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries; and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price in effect immediately following the close of business on the record date for such distribution shall be divided by the following fraction:

SP0
SP0 – FMV
where

SP0 = the Closing Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date; and

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date as determined by the Board of Directors.

In a spin-off, where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price shall be adjusted on the fourteenth Trading Day after the effective date of the distribution by dividing such Conversion Price in effect immediately prior to such fourteenth Trading Day by the following fraction:

MP0 + MPS
MP0
where

MP0 = the average of the Closing Sale Price of the Common Stock over each of the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution; and

MPS = the average of the closing sale price of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over each of the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, as reported in the principal securities exchange or quotation system or market on which such shares are traded, or if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (vi) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Price that would then be in effect if such dividend distribution had not been declared.

(vii)         Notwithstanding anything herein to the contrary, no adjustment under this Section 7(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price; provided that on the date of an optional conversion (including any conversion in connection with a Fundamental Change) or the date of a mandatory conversion pursuant to Section 8, adjustments to the Conversion Price will be made with respect to any such adjustment carried forward that has not been taken into account before such date.

(viii)         The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

(ix)         Notwithstanding any other provisions of this Section 7(d), rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7(d) (and no adjustment to the Conversion Price under this Section 7(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under Section 7(d)(vi). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 7(d) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Conversion Price shall be readjusted as if such expired or terminated rights and warrants had not been issued.  To the extent that the Company has a rights plan or agreement in effect upon conversion of the Convertible Preferred Stock, which rights plan provides for rights or warrants of the type described in this clause, then upon conversion of Convertible Preferred Stock the Holder will receive, in addition to the Common Stock to which he is entitled, a corresponding number of rights in accordance with the rights plan, unless a Trigger Event has occurred and the adjustments to the Conversion Price with respect thereto have been made in accordance with the foregoing.  In lieu of any such adjustment, the Company may amend such applicable stockholder rights plan or agreement to provide that upon conversion of the Convertible Preferred Stock the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights that would have attached to such Common Stock if the Trigger Event had not occurred under such applicable stockholder rights plan or agreement.

(e)           Notwithstanding anything to the contrary in Section 7(d), no adjustment to the Conversion Price shall be made with respect to any distribution or other transaction if holders of the Convertible Preferred Stock are entitled to participate in such distribution or transaction as if they held a number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock immediately prior to such event, without having to convert their Convertible Preferred Stock.

(f)           If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

(g)           Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver, or cause to be delivered, to each holder of Convertible Preferred Stock a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

(h)           In the case of any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or reclassification described in Section 7(d)(iii)), a consolidation, merger or combination involving the Company, a sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s subsidiaries substantially as an entirety, or any statutory share exchange, in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any of the foregoing, a “Transaction”), then, at the effective time of the Transaction, the right to convert each share of Convertible Preferred Stock into Common Stock shall, without the consent of any holder of Convertible Preferred Stock, be changed into a right to convert such shares only into the kind and amount of shares of stock, other securities or other property or assets (of the Company or another issuer), including cash or any combination thereof, receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock could have been converted immediately prior to such Transaction, after giving effect to any adjustment (the “Reference Property”). In the event holders of the Common Stock have the opportunity to elect the form of consideration to be received in such Transaction, the Reference Property into which the Convertible Preferred Stock will be convertible shall be deemed to be the weighted average of the types of consideration received by holders of the Common Stock who affirmatively make such an election. The provisions of this Section 7(h) and any equivalent thereof in any such securities similarly shall apply to successive Transactions. The Company shall not become a party to any Transaction unless its terms are consistent with the foregoing.

(i)           The Company shall at all times reserve and keep available for issuance upon the conversion of the Convertible Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Convertible Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Convertible Preferred Stock or the payment or partial payment of dividends declared on Convertible Preferred Stock that are payable in Common Stock.

(j)           The issuance or delivery of certificates for Common Stock upon the conversion of shares of Convertible Preferred Stock or the payment or partial payment of a dividend  on Convertible Preferred Stock in Common Stock, shall be made without charge to the converting holder or recipient of shares of Convertible Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Convertible Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of the relevant Convertible Preferred Stock and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

8.           Mandatory Conversion.

(a)           At any time on or after June 15, 2013, the Company shall have the right, at its option, to cause the Convertible Preferred Stock, in whole but not in part, to be automatically converted into that number of whole shares of Common Stock for each share of Convertible Preferred Stock equal to the quotient of h) the Liquidation Preference divided by i) the Conversion Price then in effect, with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9. The Company may exercise its right to cause a mandatory conversion pursuant to this Section 8(a) only if the Closing Sale Price of the Common Stock equals or exceeds 120% of the then-prevailing Conversion Price for at least 20 Trading Days in a period of 30 consecutive Trading Days, including the last Trading Day of such 30 day period, ending on the Trading Day prior to the Company’s issuance of a press release announcing the mandatory conversion as described in Section 8(b).

(b)           To exercise the mandatory conversion right described in Section 8(a), the Company must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by the Company) prior to the opening of business on the first Trading Day following any date on which the conditions described in Section 8(a) are met, announcing such a mandatory conversion. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Convertible Preferred Stock (not more than four Business Days after the date of the press release) of the mandatory conversion announcing the Company’s intention to convert the Convertible Preferred Stock. The conversion date will be a date selected by the Company (the “Mandatory Conversion Date”) and will be no more than 10 days after the date on which the Company issues the press release described in this Section 8(b).

(c)           In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 8(b) shall state, as appropriate: j) the Mandatory Conversion Date; k) the number of shares of Common Stock to be issued upon conversion of each share of Convertible Preferred Stock; and l) that dividends on the Convertible Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.

(d)           On and after the Mandatory Conversion Date, dividends shall cease to accrue on the Convertible Preferred Stock called for a mandatory conversion pursuant to Section 8(a) and all rights of holders of such Convertible Preferred Stock shall terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9. The dividend payment with respect to the Convertible Preferred Stock called for a mandatory conversion pursuant to Section 8(a) on a date during the period between the close of business on any Dividend Record Date to the close of business on the corresponding Dividend Payment Date shall be payable on such Dividend Payment Date to the record holder of such share on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion pursuant to Section 8(a), no payment or adjustment shall be made upon conversion of Convertible Preferred Stock for Accrued Dividends or for dividends with respect to the Common Stock issued upon such conversion.

(e)           The Company may not authorize, issue a press release or give notice of any mandatory conversion pursuant to Section 8(a) unless, prior to giving the conversion notice, all Accumulated Dividends on the Convertible Preferred Stock for periods ended prior to the date of such conversion notice shall have been paid.

(f)           In addition to the mandatory conversion right described in Section 8(a), if there are fewer than 300,000 shares of Convertible Preferred Stock outstanding, the Company shall have the right, at any time on or after June 15, 2013, at its option, to cause all outstanding Convertible Preferred Stock to be automatically converted into that number of whole shares of Common Stock equal to the quotient of m) the Liquidation Preference divided by n) the lesser of (A) the then-prevailing Conversion Price and (B) the Market Value as determined on the second Trading Day immediately prior to the Mandatory Conversion Date, with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 9. The provisions of clauses (b) (other than requirements relating to the conditions in Section 8(a)), (c), (d) and (e) of this Section 8 shall apply to any mandatory conversion pursuant to this clause (f); provided, however, that (i) the Mandatory Conversion Date described in Section 8(b) shall not be less than 15 days nor more than 30 days after the date on which the Company issues a press release pursuant to Section 8(b) announcing such mandatory conversion and (ii) the press release and notice of mandatory conversion described in Section 8(c) need not state the number of shares of Common Stock to be issued upon conversion of each share of Convertible Preferred Stock.

9.           No Fractional Shares.  No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock, whether voluntary or mandatory, or in respect of dividend payments made in Common Stock on the Convertible Preferred Stock. Instead, the Company may elect to either make a cash payment to each holder that would otherwise be entitled to a fractional share (based on the Closing Sale Price of such fraction share determined as of the second Trading Day immediately prior to the payment thereof)  or, in lieu of such cash payment, the number of shares of Common Stock to be issued to any particular holder upon conversion or in respect of dividend payments shall be rounded up to the nearest whole share.

10.           Certificates.

(a)           Form and Dating. The Convertible Preferred Stock certificate shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Convertible Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Convertible Preferred Stock certificate shall be dated the date of its countersignature and registration.

(i)         Global Convertible Preferred Stock. The Convertible Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend set forth in Exhibit A hereto (the “Global Convertible Preferred Stock”), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and countersigned and registered by the Transfer Agent as hereinafter provided. The number of shares of Convertible Preferred Stock represented by Global Convertible Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided.

(ii)         Book-Entry Provisions. In the event Global Convertible Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall countersign, register and deliver initially one or more Global Convertible Preferred Stock certificates that (a) shall be registered in the name of DTC as depository for such Global Convertible Preferred Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC’s instructions or held by the Transfer Agent as custodian for DTC.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Convertible Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Convertible Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Convertible Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Convertible Preferred Stock.

(iii)         Certificated Convertible Preferred Stock. Except as provided in paragraph 10(c), owners of beneficial interests in Global Convertible Preferred Stock will not be entitled to receive physical delivery of Convertible Preferred Stock in fully registered certificated form (“Certificated Convertible Preferred Stock”).

(b)           Execution, Countersignature and Registration. Two Officers shall sign the Convertible Preferred Stock certificate for the Company by manual or facsimile signature.

If an Officer whose signature is on a Convertible Preferred Stock certificate no longer holds that office at the time the Transfer Agent countersigns and registers the Convertible Preferred Stock certificate, the Convertible Preferred Stock certificate shall be valid nevertheless.

A Convertible Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent signs the Convertible Preferred Stock certificate by manual signature. The signature shall be conclusive evidence that the Convertible Preferred Stock certificate has been countersigned and registered under this Certificate of Designations.

The Transfer Agent shall countersign, register and deliver certificates of Convertible Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. Such order shall specify the number of shares of Convertible Preferred Stock to be countersigned and registered and the date on which the original issue of the Convertible Preferred Stock is to be countersigned and registered.

The Transfer Agent may appoint a countersignature and registration agent reasonably acceptable to the Company to countersign and register the certificates for the Convertible Preferred Stock. Unless limited by the terms of such appointment, a countersignature and registration agent may countersign and register certificates for the Convertible Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to countersignature and registration by the Transfer Agent includes countersignature and registration by such agent. A countersignature and registration agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(c)           Transfer and Exchange.

(i)         Transfer and Exchange of Certificated Convertible Preferred Stock. When Certificated Convertible Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Convertible Preferred Stock or to exchange such Certificated Convertible Preferred Stock for an equal number of shares of Certificated Convertible Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Convertible Preferred Stock surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing.

(ii)         Restrictions on Transfer of Certificated Convertible Preferred Stock for a Beneficial Interest in Global Convertible Preferred Stock. Certificated Convertible Preferred Stock may not be exchanged for a beneficial interest in Global Convertible Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Convertible Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Company and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Convertible Preferred Stock to reflect an increase in the number of shares of Convertible Preferred Stock represented by the Global Convertible Preferred Stock, then the Transfer Agent shall cancel such Certificated Convertible Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Convertible Preferred Stock represented by the Global Convertible Preferred Stock to be increased accordingly. If no Global Convertible Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall countersign and register, upon written order of the Company in the form of an Officers’ Certificate, a new Global Convertible Preferred Stock representing the appropriate number of shares.

(iii)         Transfer and Exchange of Global Convertible Preferred Stock. The transfer and exchange of Global Convertible Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designations (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

(iv)         Transfer of a Beneficial Interest in Global Convertible Preferred Stock for Certificated Convertible Preferred Stock.

(A)      Any Person having a beneficial interest in Convertible Preferred Stock may upon request, but only with the consent of the Company, exchange such beneficial interest for Certificated Convertible Preferred Stock representing the same number of shares of Convertible Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any Person having a beneficial interest in Global Convertible Preferred Stock, then, the Transfer Agent or DTC, at the direction of the Transfer Agent, shall cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Convertible Preferred Stock represented by Global Convertible Preferred Stock to be reduced on its books and records and, following such reduction, the Company shall execute and the Transfer Agent shall countersign, register and deliver to the transferee Certificated Convertible Preferred Stock.

(B)      Certificated Convertible Preferred Stock issued in exchange for a beneficial interest in a Global Convertible Preferred Stock pursuant to this paragraph 10(c)(iv) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Convertible Preferred Stock to the Persons in whose names such Convertible Preferred Stock are so registered in accordance with the instructions of DTC.

(v)         Restrictions on Transfer and Exchange of Global Convertible Preferred Stock.  Notwithstanding any other provisions of this Certificate of Designations (other than the provisions set forth in paragraph 10(c)(vi)), Global Convertible Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

(vi)         Countersignature and Registration of Certificated Convertible Preferred Stock. If at any time:

(A)      DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Convertible Preferred Stock and a successor depository for the Global Convertible Preferred Stock is not appointed by the Company within 90 days after delivery of such notice;

(B)      DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Convertible Preferred Stock is not appointed by the Company within 90 days; or

(C)      the Company, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Convertible Preferred Stock under this Certificate of Designations, then the Company shall execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company requesting the countersignature, registration and delivery of Certificated Convertible Preferred Stock to the Persons designated by the Company, shall countersign, register and deliver Certificated Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by the Global Convertible Preferred Stock, in exchange for such Global Convertible Preferred Stock.

(vii)         Cancelation or Adjustment of Global Convertible Preferred Stock. At such time as all beneficial interests in Global Convertible Preferred Stock have either been exchanged for Certificated Convertible Preferred Stock, converted or canceled, such Global Convertible Preferred Stock shall be returned to DTC for cancelation or retained and canceled by the Transfer Agent. At any time prior to such cancelation, if any beneficial interest in Global Convertible Preferred Stock is exchanged for Certificated Convertible Preferred Stock, converted or canceled, the number of shares of Convertible Preferred Stock represented by such Global Convertible Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Convertible Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

(viii)         Obligations with Respect to Transfers and Exchanges of Convertible Preferred Stock.

(A)      To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall countersign and register Certificated Convertible Preferred Stock and Global Convertible Preferred Stock as required pursuant to the provisions of this paragraph 10(c).

(B)      All Certificated Convertible Preferred Stock and Global Convertible Preferred Stock issued upon any registration of transfer or exchange of Certificated Convertible Preferred Stock or Global Convertible Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designations as the Certificated Convertible Preferred Stock or Global Convertible Preferred Stock surrendered upon such registration of transfer or exchange.

(C)      Prior to due presentment for registration of transfer of any shares of Convertible Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Convertible Preferred Stock are registered as the absolute owner of such Convertible Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(D)      No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Convertible Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Convertible Preferred Stock certificates or Common Stock certificates.

(ix)         No Obligation of the Transfer Agent.

(A)      The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Convertible Preferred Stock, a member of or a participant in, DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Convertible Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Convertible Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Convertible Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Convertible Preferred Stock). The rights of beneficial owners in any Global Convertible Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(B)      The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Convertible Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Convertible Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d)           Replacement Certificates. If any of the Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Convertible Preferred Stock certificate, or in lieu of and substitution for the Convertible Preferred Stock certificate lost, stolen or destroyed, a new Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

(e)           Temporary Certificates. Until definitive Convertible Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Convertible Preferred Stock certificates. Temporary Convertible Preferred Stock certificates shall be substantially in the form of definitive Convertible Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Convertible Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Convertible Preferred Stock certificates and deliver them in exchange for temporary Convertible Preferred Stock certificates.

(f)           Cancelation. In the event the Company shall purchase or otherwise acquire Certificated Convertible Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancelation.

(i)         At such time as all beneficial interests in Global Convertible Preferred Stock have either been exchanged for Certificated Convertible Preferred Stock, converted, repurchased or canceled, such Global Convertible Preferred Stock shall thereupon be delivered to the Transfer Agent for cancelation.

(ii)         The Transfer Agent and no one else shall cancel and destroy all Convertible Preferred Stock certificates surrendered for transfer, exchange, replacement or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Convertible Preferred Stock certificates to the Company.  The Company may not issue new Convertible Preferred Stock certificates to replace Convertible Preferred Stock certificates to the extent they evidence Convertible Preferred Stock which the Company has purchased or otherwise acquired.

11.           Other Provisions.

(a)           With respect to any notice to a holder of shares of Convertible Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

(b)           Shares of Convertible Preferred Stock that have been issued and reacquired in any manner, including shares of Convertible Preferred Stock purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Company; provided that any issuance of such shares as Convertible Preferred Stock must be in compliance with the terms hereof.

(c)           The shares of Convertible Preferred Stock shall be issuable only in whole shares.

(d)           All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.  Notice to any Holder shall be given to the registered address set forth in the Company’s records for such Holder, or for Global Convertible Preferred Stock, to the Depository in accordance with its procedures.

(e)           Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay.

(f)           Holders of Convertible Preferred Stock shall not be entitled to any preemptive rights to acquire additional capital stock of the Company.

(g)           Notwithstanding any provision herein to the contrary, in accordance with Sections 4, 4A, 5, 7 or 8, the procedures for conversion and voting of shares of Convertible Preferred Stock represented by Global Convertible Preferred Stock will be governed by arrangements among DTC, its participants and Persons that may hold beneficial interests through such participants designed to permit settlement without the physical movement of certificates.  Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Convertible Preferred Stock certificates may be subject to various policies and procedures adopted by DTC from time to time.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed this 18th day of June, 2009.

WHITING PETROLEUM CORPORATION

By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK

[FACE OF CERTIFICATE]

6.25% CONVERTIBLE PERPETUAL PREFERRED STOCK	6.25% CONVERTIBLE PERPETUAL PREFERRED STOCK
PAR VALUE $0.001	THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ and GOLDEN, CO

CERTIFICATE NUMBER	SHARES

WHITING PETROLEUM CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP NO. 966387 201

THIS CERTIFIES THAT

is the owner of

[THIS CERTIFICATE IS IN GLOBAL FORM AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE THEREOF.  THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE CORPORATION OR THE TRANSFER AGENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

FULLY PAID AND NON-ASSESSABLE SHARES OF THE
6.25% CONVERTIBLE PERPETUAL PREFERRED STOCK,
$0.001 PAR VALUE PER SHARE AND WITH A LIQUIDATION
PREFERENCE OF $100.00 PER SHARE, OF

Whiting Petroleum Corporation transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile signatures of the duly authorized officers of the Corporation.

DATED
President
COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
Secretary	TRANSFER AGENT AND REGISTRAR
By_______________________________________
AUTHORIZED SIGNATURE

1 Remove if not a global security.

[REVERSE OF CERTIFICATE]

WHITING PETROLEUM CORPORATION
THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER UPON REQUEST, A COPY OF THE FULL TEXT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS OF THE SHARES OF EACH CLASS OF STOCK (AND ANY SERIES THEREOF) AUTHORIZED TO BE ISSUED TO THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, ALL AS SET FORTH IN THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AMENDMENTS THERETO FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to the applicable laws or regulations:
TEN COM	–as tenants in common
TEN ENT	–as tenants by the entireties
JT TEN	–as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	–______________Custodian _____________ under (Cust) (Minor) Uniform Gifts to Minors Act _________________ (State)
UNIF TRF MIN ACT	–______________Custodian (until age___)____________ (Cust) (Minor) under Uniform Transfers to Minors Act _______________ (State)

Additional abbreviations may also be used though not in the above list.

THE SHARES OF 6.25% CONVERTIBLE PERPETUAL PREFERRED STOCK, $0.001 PAR VALUE PER SHARE AND WITH A LIQUIDATION PREFERENCE OF $100.00 PER SHARE (THE “CONVERTIBLE PREFERRED STOCK”), HAVE THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AS PROVIDED IN THE CERTIFICATE OF DESIGNATIONS RELATING TO THE CONVERTIBLE PREFERRED STOCK (THE “CERTIFICATE OF DESIGNATIONS”), IN ADDITION TO THOSE SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION (AND ALL AMENDMENTS THERETO) AND THE AMENDED AND RESTATED BY-LAWS OF THE CORPORATION.

EACH HOLDER SHALL HAVE THE RIGHT, AT SUCH HOLDER’S OPTION, AT ANY TIME, TO CONVERT ALL OR ANY PORTION OF SUCH HOLDER’S CONVERTIBLE PREFERRED STOCK INTO SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF THE CORPORATION (“COMMON STOCK”), AS PROVIDED IN THE CERTIFICATE OF DESIGNATIONS. ON OR AFTER JUNE 15, 2013, THE CORPORATION MAY, AT ITS OPTION, AT ANY TIME OR FROM TIME TO TIME, CAUSE SOME OR ALL OF THE CONVERTIBLE PREFERRED STOCK TO BE CONVERTED INTO SHARES OF COMMON STOCK, SUBJECT TO CERTAIN CONDITIONS AS PROVIDED IN THE CERTIFICATE OF DESIGNATIONS. THE PRECEDING DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CERTIFICATE OF DESIGNATIONS, AND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION (AND ALL AMENDMENTS THERETO) AND THE AMENDED AND RESTATED BY-LAWS OF THE CORPORATION.

For value received, __________________hereby sell, assign and transfer unto_______________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
________________________________________________________________________ (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)
__________________ Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint_________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated: _______________20_____________
Signature____________________________
Signature____________________________

Notice:  Signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:  Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

EXHIBIT B

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of 6.25% Convertible Perpetual Preferred Stock (the “Convertible Preferred Stock”) of Whiting Petroleum Corporation (the “Company”), represented by stock certificate No(s) _____________ (the “Convertible Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of the Company according to the conditions of the Certificate of Designations of the Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith the Convertible Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to any exemption from registration under the Act.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Price:

Number of shares of Convertible Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:2

Signature:

Name:

Address:3

Fax No.:

2 The Company is not required to issue shares of Common Stock until the original Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Convertible Preferred Stock Certificate(s) to be converted.

3 Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

CERTIFICATE OF DECREASE OF

6.25% CONVERTIBLE PERPETUAL PREFERRED STOCK

OF WHITING PETROLEUM CORPORATION

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

Whiting Petroleum Corporation, (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify as follows:

1.           That, pursuant to Section 151 of the GCL and authority granted in the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors of the Company (the “Board of Directors”) previously designated 3,450,000 shares of authorized shares of preferred stock of the Company as 6.25% Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Preferred Stock”) and established the voting and other powers, preferences, and relative, participating, optional or other rights of the Preferred Stock and the qualifications, limitations and restrictions thereof, and on June 18, 2009, filed a Certificate of Designations in the office of the Secretary of State of the State of Delaware with respect to the Preferred Stock (the “Certificate of Designations”).

2.           That, pursuant to the Company’s offer to exchange shares of common stock, par value $0.001 per share, of the Company and cash for shares of Preferred Stock through a public exchange offer (the “Exchange Offer”), 3,277,500 shares of Preferred Stock were validly tendered and accepted for exchange and cancelled by the Company on September 17, 2010, such that 172,500 shares of Preferred Stock remained outstanding at the completion of the Exchange Offer.

3.           That the following resolutions were adopted on July 27, 2010 by the Board of Directors at a meeting duly called and held approving the filing of this Certificate:

WHEREAS, the Board of Directors deems it desirable and in the best interests of the Company and its stockholders to authorize, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, the reduction in the number of shares of preferred stock of the Company designated as Preferred Stock by such number as are validly tendered and accepted by the Company pursuant to the Exchange Offer so that such previously designated shares of Preferred Stock shall revert to authorized but unissued shares of preferred stock of the Company (the “Share Reduction”);

WHEREAS, the Board of Directors deems it desirable and in the best interests of the Company and its stockholders to authorize the restatement (the “Restatement”) of the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate”), without shareholder approval pursuant to Article TWELFTH of the Certificate and Section 245 of the General Corporation Law of the State of Delaware to include all changes made to the Certificate since the prior restatement, including as a result of the Share Reduction.

RESOLVED, that the officers of the Company, and each of them individually, are hereby authorized for and on behalf of the Company to take or cause to be taken such actions as are or may be necessary or advisable to effect the Share Reduction, including, without limitation, the preparation, execution and filing of an appropriate certificate with the Secretary of State of the State of Delaware and effect such Restatement, including, without limitation, the preparation, execution and filing with the Secretary of State of the State of Delaware of an appropriate Restated Certificate of Incorporation to reflect all amendments to the Certificate and the cancellation of shares of Preferred Stock exchanged pursuant to the Exchange Offer.

4.           That, in accordance with Section 151(g) of the GCL, upon the effective date of the filing of this Certificate, the number of shares of Preferred Stock designated as such pursuant to the Certificate of Designations is hereby decreased by 3,277,500 shares of Preferred Stock and such previously designated shares of Preferred Stock shall revert to authorized but unissued shares of preferred stock, par value $0.001 per share, of the Company and after such decrease the remaining number of shares of Preferred Stock shall be 172,500.

[the next page is the signature page]

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed on its behalf this 26th day of October, 2010.

By:	/s/ Bruce R. DeBoer
Name: Bruce R. DeBoer
Title: Vice President, General Counsel and Corporate Secretary